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                                                                    Exhibit 99.1

                        HANOVER CAPITAL MORTGAGE HOLDINGS
              ANNOUNCES 2004 FOURTH-QUARTER AND YEAR-END EARNINGS;
              REPORTS DELAYED FILING OF ANNUAL REPORT ON FORM 10-K
                                      - - -
                $20,000,000 OF TRUST PREFERRED SECURITIES ISSUED

EDISON, NEW JERSEY, MARCH 16, 2005 -- Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) announced today its earnings for the quarter and year ended December 31, 2004. The Company also announced that its annual report on Form 10-K for the year ended December 31, 2004, due today, would be filed after completion of the year-end independent audit, which is expected to be not later than March 31, 2005.

Hanover anticipates reporting net earnings for the quarter ended December 31, 2004 of $2.7 million, or $0.33 per share on a fully diluted basis, and net earnings for the year ended December 31, 2004 of $8.1 million, or $0.97 per share on a fully diluted basis.

"We wanted to provide shareholders a preview of what we anticipate final results for the fourth quarter and the full year will be as our staff continues to work with auditors to complete the year-end review, which includes compliance with Sarbanes-Oxley," said J. Holly Loux, Chief Financial Officer. "During the review process, we determined that our historical method of accounting for reimbursable out-of-pocket expenses needed to be adjusted, but the accounting treatment will have no impact on net income for any period covered by our 2004 annual report or any prior period."

In prior periods, Hanover characterized reimbursable out-of-pocket expenses incurred in connection with the performance of work under certain service contracts as receivables, an accounting treatment it had consistently applied and reported through the third quarter 2004. After discussions with its independent auditor, Hanover's management determined that such out-of-pocket expenses should have been characterized as revenue with a corresponding expense in the statement of income. Hanover is in the process of determining the impact of the adjustment of this accounting treatment on revenues (and the corresponding impact on expenses) for the year ended December 31, 2004 and for prior periods which will be included in Hanover's annual report on Form 10-K for the year ended December 31, 2004.

In addition, Hanover is in the process of completing its review and assessment of its internal controls over financial reporting as of December 31, 2004 in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules of the Public Company Accounting Oversight Board. After discussions with its independent auditor, Hanover has determined that it will need additional time to complete this process and then obtain the report of its independent auditor on Hanover's assessment of internal control over financial reporting as well as the audit report with respect to Hanover's financials.

In an unrelated matter, Hanover also announced the closing on March 15, 2005 of its issuance and sale in a private placement of $20 million of trust preferred securities through a newly formed statutory trust, Hanover Statutory Trust I, organized under Delaware law. The trust preferred securities require quarterly distributions and bear a fixed rate of interest of 8.51% per annum for the first five years and will reset quarterly thereafter at the prevailing three-month LIBOR rate plus 4.25% per annum. The securities represent an undivided beneficial interest in the trust, mature in 2035 and are redeemable, in whole or in part, without penalty, at the option of Hanover after five years.

"We believe that this transaction will enable us to grow our portfolio, diversify our sources of capital and benefit the interests of our common stockholders," said John A. Burchett, Hanover's Chairman, Chief Executive Officer and President.


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The trust preferred securities have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the trust preferred securities.

As previously announced, Mr. Burchett will host a conference call on Thursday, March 17, 2005 at 11:00 am EST to discuss Hanover's earnings.

The live Webcast of the conference call may be accessed at www.vcall.com. To participate, go to vcall.com approximately 15 minutes before the call is scheduled in order to register and download/install the necessary audio software. A replay of the call will be available for 30 days.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT with offices throughout the country staffed by seasoned mortgage capital markets professionals. Hanover invests in mortgage-backed securities and, to a lesser extent, mortgage loans and engages in non-interest income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade provides loan sale advisory and traditional loan brokerage services, technology solutions and valuation services. HanoverTrade also brokers loan pools, mortgage servicing rights and other similar assets through an Internet-based exchange. Hanover Capital Partners provides consulting and outsourcing services for third parties, including loan sale advisory services, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit Hanover's Web site at www.hanovercapitalholdings.com.

CERTAIN STATEMENTS IN THIS PRESS RELEASE MAY CONSTITUTE "FORWARD-LOOKING" STATEMENTS AS DEFINED IN SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. HANOVER IS INCLUDING THIS CAUTIONARY STATEMENT TO MAKE APPLICABLE AND TAKE ADVANTAGE OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS THAT ARE NOT HISTORICAL FACT ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS, TO DIFFER MATERIALLY FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS. THE FORWARD-LOOKING STATEMENTS ARE BASED ON HANOVER'S CURRENT BELIEF, INTENTIONS AND EXPECTATIONS. THESE STATEMENTS ARE NOT GUARANTEES OR INDICATIVE OF FUTURE PERFORMANCE. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE FACTORS, RISKS AND UNCERTAINTIES THAT ARE DESCRIBED IN ITEM 1 OF HANOVER'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 AND IN OTHER SECURITIES FILINGS BY HANOVER. HANOVER'S FUTURE FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AS WELL AS ANY FORWARD-LOOKING STATEMENTS, ARE SUBJECT TO CHANGE AND INHERENT RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE MADE ONLY AS OF THE DATE HEREOF AND HANOVER UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT WHETHER AS A RESULT OF NEW INFORMATION, SUBSEQUENT EVENTS OR CIRCUMSTANCES OR OTHERWISE, UNLESS OTHERWISE REQUIRED BY LAW.


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